UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011 (July 20, 2011)

ACCELERIZE NEW MEDIA, INC.
(Exact name of Registrant as Specified in Charter)

DELAWARE	000-52635	20-3858769
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

204 RIVERSIDE AVENUE, NEWPORT BEACH, CALIFORNIA 92663
 (Address of principal executive offices)                   (Zip Code)

(949) 515-2141
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 20, 2011, Accelerize New Media, Inc., or the Company, entered into an office lease agreement, or the Lease, with 2244 West Coast Highway LLC, to lease approximately 3,900 usable square feet of office space at 2244 West Coast Highway, Newport Beach, California 92663, or the Premises, to which the Company intends to relocate its principal executive offices which currently occupy approximately 1,500  usable square feet of office space at 204 Riverside Avenue, Newport Beach, California 92663.  The Company’s current lease expires by its terms on August 31, 2011.  The Lease is for a term of three years and three months, commencing on or about August 15, 2011 and provides for an option by the Company to extend the term for two additional 36 month periods following the initial term.  The initial base rent for the Lease is $9,680 per month, increasing to $10,577.60 per month by the end of the initial term and adjustable in accordance with the terms of the Lease.  The Company will also pay a 25.72% share of the Premises’ operating expense increases over the term of the Lease.

The description of the Lease is not complete and is subject to and qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1	Standard Multi-Tenant Office Lease – Gross, dated as of July 20, 2011, between 2244 West Coast Highway LLC and Accelerize New Media, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2011	ACCELERIZE NEW MEDIA, INC. By: /s/ Brian Ross Brian Ross President and Chief Executive Officer